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                                                                    EXHIBIT 3.39

                          CERTIFICATE OF INCORPORATION
                                       OF
                              PTEX HOLDING COMPANY

     I, the undersigned, acting as incorporator of PTEX Holding Company, under the General Corporation Law of Delaware, do hereby adopt the following Certificate of Incorporation for such corporation.

First:    The name of the corporation is PTEX Holding Company.

Second: The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, and the name of its registered agent at such address is The Corporation Trust Company.

Third: The purpose of the corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares that the corporation shall have authority to issue is 3,000 shares of common stock with a par value of $.01 per share.

Fifth: No stockholder of this corporation shall, by reason of such person's holding stock of any class, have any preemptive or preferential right to purchase or subscribe to any stock of any class of this corporation, now or hereafter to be authorized, nor for any of its notes, debentures, bonds, or other securities, whether or not the issuance of such stock, or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the board of directors, in its discretion, may grant to the stockholders to purchase such additional securities; and the board of directors may issue treasury shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or of any class without offering the same in whole or in part to existing stockholders of any class.

Sixth: Elections of directors need not be by written ballot except and to the extent provided otherwise in the bylaws of the corporation. Cumulative voting for the election of directors shall not be permitted.

Seventh: The name and mailing address of the incorporator is T.L. Ford, Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.

Eighth: The number of directors constituting the initial board of directors is three and the names and addresses of such persons serving as directors until the first annual meeting of stockholders or until such persons' successors shall be elected and qualified are:
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            Charles M. Hansen, Jr.        4111 Mint Way, Dallas, Texas 75237
            Ronald M. Wehtje              4111 Mint Way, Dallas, Texas 75237
            Charles H. Slaybaugh          222 Delaware Ave., 17th Floor,
                                          Wilmington, Delaware 19801


Ninth:      The corporation shall have perpetual existence.

Tenth: The board of directors is expressly authorized to make, alter, or repeal the bylaws of the corporation.

Eleventh:   A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware
            General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

Twelfth: The undersigned incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does hereby declare and certify that the foregoing Certificate of Incorporation is such person's act and deed and that the facts herein stated are true, and accordingly, has hereunto set such person's hand this 20th day of March, 1996.


                                        /s/  T. L. FORD
                                        --------------------
                                        T. L. Ford


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